Exhibit 4.11

Execution Version

EIGHTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF JUNE 26, 2020

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

EIGHTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Eighth Amendment to Amended. Restated and Consolidated Revolving Credit Agreement (this “Eighth Amendment”) dated as of June 26. 2020, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity. together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.             The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity. each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019. that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9. 2020, that certain Fifth Amendment dated as of January 22. 2020, that certain Sixth Amendment dated as of March 24, 2020, and that certain Seventh Amendment dated as of May 21, 2020 (as further amended, restated. modified or supplemented from time to time, the “Credit Agreement”).

B.             The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Eighth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section I.       Definitions. Unless otherwise defined in this Eighth Amendment. each capitalized term used in this Eighth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Eighth Amendment refer to sections of the Credit Agreement.

Section 2.     Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 4 of this Eighth Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1           Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28. 2019. that certain Third Amendment dated as of November 13. 2019. that certain Fourth Amendment dated as of January 9, 2020. that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24. 2020, that certain Seventh Amendment dated as of May 21. 2020, that certain Eighth Amendment dated as of June 26, 2020, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

1

2.2            Amendment to Section 2.11(a). Section 2.11(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swing Line Lender agrees to make Swing Line Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Commitment or (ii) the sum of the Revolving Credit Exposures exceeding the total Commitments; provided that a Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.”

2.3            Amendment to Section 8.15. Section 8.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 8.15 Swap Agreements. On each April 1st and October 1st, the Loan Parties shall be party to Swap Agreements (including without limitation puts and floors) in respect of commodities the net notional volumes for which (when aggregated with other commodity Swap Agreements then in effect (other than basis differential swaps on volumes already hedged pursuant to other swap Agreements)) equal at least:

(a)       (i) 65% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period from such April 1st and October 1st, as applicable, and (ii) 35% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period thereafter; and

(b)       (i) 50% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period from such April 1st and October 1st, as applicable, and (ii) 25% of the reasonably anticipated Hydrocarbon production from the Group Member’s total proved developed producing reserves of natural gas as forecast based upon the most recent Reserve Report delivered pursuant to Section 8.11 for each month during the 12 month period thereafter.

The amounts set forth in Sections 8.l5(a) and (b) being the “Minimum Required Volume”.”

2

2.4            Amendment to Section 9.17(a)(i). Section 9.17(a)(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i)      Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into (A) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from Proved Reserves from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the period of thirty six (36) months following the date such Swap Agreement is entered into and (B) seventy five percent (75%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from Proved Reserves from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately for the period of thirty seven (37) to seventy two (72) months following the date such Swap Agreement is entered into: provided that (x) the Borrower may update the projections referenced in Section 9.17(a)(i)(A) and Section 9.17(a)(i)(B) above (as well as Section 9.17(a)(ii)(A) below) by providing the Administrative Agent an internal report prepared by or under the supervision of the chief engineer of the Borrower and its other Group Members and any additional information reasonably requested by the Administrative Agent that is, in each case, reasonably satisfactory to the Administrative Agent (and shall include new reasonably anticipated Hydrocarbon production from new wells or other production improvements and any dispositions. well shut-ins and other reductions of, or decreases to, production) and (y) any Swap Agreements shall not, in any case, have a tenor of greater than six (6) years (provided that a Swap Agreement that may be or is extended by the exercise of an option to extend such a Swap Agreement for an additional term of up to sixty (60) months at the end of the initial term of such Swap Agreement is permitted); provided further that the foregoing limitations shall not apply to purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which any Group Member has no payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into;”

Section 3.      Borrowing Base. From and after the Eighth Amendment Effective Date until the next Scheduled Redetermination, the Borrowing Base shall be $425.0 million. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement. Such Borrowing Base constitutes the Scheduled Redetermination for the spring of 2020.

Section 4.      Effectiveness. This Eighth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied (the “Eighth Amendment Effective Date”):

4.1           The Administrative Agent shall have received duly executed counterparts ( in such number as may be reasonably requested by the Administrative Agent) of this Eighth Amendment from the Borrower, each Guarantor, and Lenders constituting the Required Lenders.

4.2           At the time of and immediately after giving effect to this Eighth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3           There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed in writing to the Administrative Agent prior to the Eighth Amendment Effective Date.

3

4.4           The Borrower shall have paid all amounts due and payable on or prior to the Eighth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Eighth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 5.      Governing Law. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.      Miscellaneous. (a) On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Eighth Amendment: (b) the execution. delivery and effectiveness of this Eighth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents. nor constitute a waiver of any provision of any of the Loan Documents: (c) this Eighth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Eighth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

Section 7.      Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Eighth Amendment: (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Eighth Amendment Effective Date, after giving effect to the terms of this Eighth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date. (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 8.      Loan Document. This Eighth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 9.      No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS EIGHTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION a Delaware corporation

	By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC

	By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Executive Vice President and Chief Financial Officer

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

TRUIST BANK, formally known as Branch Banking and Trust Company, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Co-Document Agent, and a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Authorized Signatory

By:	/s/ Jacob W. Lewis
Jacob W. Lewis
Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Ahelia Singh
Name:	Ahelia Singh
Title:	Assistant Vice President

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

DNB CAPITAL LLC as a Lender

By:	/s/ Ahelia Singh
Name:	Ahelia Singh
Title:	Assistant Vice President

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

THE HUNTINGTON NATIONAL BANK, as Co-Documentation Agent and a Lender

By:	/s/ The Huntington National Bank
Name:	The Huntington National Bank
Title:

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-Document Agent and a Lender

By:	/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Ting Lee
Name:	Ting Lee
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

IBERIABANK, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Market President-Energy Lending

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Eighth Amendment